Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces First Quarter 2024 Results

Additional Japanese Global Brand to Launch TVs Powered by TiVo Ahead of UEFA Euro 2024

Video-over-Broadband (IPTV) Surpasses Two Million Subscribers

San Jose, Calif. (May 8, 2024) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced first quarter 2024 financial results for the three-month period ended March 31, 2024.

“Entering our second full year as an independent company, we continued to advance our transformation, delivered solid financial results across our key growth areas, and made progress on several strategic initiatives. While revenue was down year over year due in part to the impact of the AutoSense and imaging divestiture, we saw strong growth in Connected Car, Media Platform, and Video-over-Broadband, which are our most attractive opportunities. As we focus on executing our independent media platform strategy to drive profitable growth, we are taking steps to further reduce expenses as part of our ongoing business transformation,” said Jon Kirchner, chief executive officer of Xperi.

Mr. Kirchner continued, “We expect the next several quarters will be an exciting time for Xperi as our TiVo OS footprint begins to scale, our Video-over-Broadband offering continues to grow at double digit rates, and our Connected Car deployments accelerate. We believe we are on track to achieve the multi-year targets we announced in September 2022, as these growth drivers and the continued execution of our strategy set the stage for significant long-term revenue growth and margin expansion.”

Financial Highlights

GAAP Highlights ($ millions, except per share data)	Q1 FY24	Q1 FY23
Revenue	$118.8	$126.8	[2]
GAAP Operating Loss	$(32.3)	$(33.6)
GAAP Net Loss	$(13.4)	$(32.9)
GAAP Loss per Share attributable to Xperi	$(0.29)	$(0.76)

Non-GAAP[1] Highlights ($ millions, except per share data)	Q1 FY24	Q1 FY23
Revenue	$118.8	$126.8	[2]
Non-GAAP Operating Income/(Loss)	$(0.9)	$0.9
Adjusted EBITDA	$5.4	$6.8
Non-GAAP Earnings/(Loss) per Share attributable to Xperi	$(0.05)	$0.04

1 For further information on supplemental non-GAAP metrics, refer to the “Non-GAAP Financial Measures” and GAAP to non-GAAP Reconciliations provided in the financial statement tables included in this press release.

2 The contribution from AutoSense and the related imaging business accounted for $4.5 million of revenue in Q1 2023.

Recent Key Operating Achievements

Media Platform

•
An additional global Japanese brand is expected to launch smart TVs “Powered by TiVo” in retail stores across Europe and the U.K. prior to UEFA Euro 2024, which is scheduled to begin on June 14th.
•
Argos, a major U.K. retailer, is deploying the TiVo operating system in their “Bush” house brand of smart TVs. These “Powered by TiVo” TVs are available online and in stores now and are one of the first to incorporate Freely, the new U.K. streaming service delivering live TV over broadband.
•
Vestel is now shipping smart TVs “Powered by TiVo” across most major European countries, under a dozen different brands.

Connected Car

•
HD Radio continues to increase its penetration and is now a standard feature in 58% of all vehicles built for the North American market in 2023, up from 52% in 2021.
•
Hyundai and Genesis have now made Xperi’s HD Radio a standard feature across their North American models.
•
DTS AutoStage is now deployed in more than six million vehicles worldwide – a 50% increase since August 2023 – and AutoStage Video Service, Powered by TiVo, is now deployed in hundreds of thousands of cars across seven countries.

Pay TV

•
Ended Q1 2024 with over 2 million video-over-broadband (“IPTV”) subscriber households, continuing the streak of consecutive quarters of double-digit year-over-year subscriber growth. The Video-over-Broadband subscriber count has nearly doubled since the separation in October 2022.
•
Expanded TiVo Broadband with the signing of three new operators in the quarter: Midco, Bluepeak, and Buckeye Broadband. This brings the total number of broadband providers to seven, representing a total serviceable available market of over one million U.S. households for potential monetization.

Consumer Electronics

•
Disney+, in collaboration with IMAX and DTS, announced the global streaming premiere of “Queen Rock Montreal”, the most successful IMAX concert film ever, featuring immersive sound from DTS. In addition, Disney+ announced that 18 fan-favorite Marvel films are also expected to be available for streaming in the IMAX Enhanced format with DTS:X immersive sound.
•
Completed several DTS:X license renewals with major consumer electronics manufacturers, including Hisense, Xiaomi, and TCL.
•
Signed two new DTS:X decoder license agreements with major global PC manufacturers, ASUS and MSI, to integrate our decoder onto their motherboards.

Perceive

•
The strategic review, led by the Board of Directors with the assistance of Centerview Partners, is progressing and expected to be completed by the end of summer 2024.
•
Perceive continues to generate revenue, has significantly reduced its cash burn, and remains on track to deliver technology to a big tech partner for product commercialization, while also advancing efforts on large language model compression.

Financial Outlook

The Company reaffirms its outlook for fiscal year 2024:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$500 to $530	$500 to $530
Adjusted EBITDA Margin[1,2]	n/a	12% to 14%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its first quarter 2024 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, May 8, 2024. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q1 2024 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, anticipated revenue growth and Adjusted EBITDA margin growth, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, expansion expectations, reduction of expenses and our pursuit of strategic alternatives for Perceive. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands DTS®, HD Radio™, TiVo®, and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences. Additionally, Xperi delivers solutions through partnerships, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers driving increased value for partners and customers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, Perceive and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; amortization of capitalized cloud computing costs; costs related to actual or planned acquisitions, financing, and divestitures including, without limitation, transaction fees, integration costs, severance, facility closures, and retention bonuses; restructuring costs; separation costs; all forms of stock-based compensation; impairment of assets and goodwill; other items not indicative of our ongoing operating performance, and related tax effects for each adjustment. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

# # #

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$118,844	$126,839
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	29,756	27,792
Research and development	50,439	54,856
Selling, general and administrative	56,353	57,776
Depreciation expense	3,584	4,093
Amortization expense	11,039	14,827
Impairment of long-lived assets	-	1,096
Total operating expenses	151,171	160,440
Operating loss	(32,327)	(33,601)
Interest and other income, net	1,042	1,108
Interest expense—debt	(748)	(740)
Gain on divestiture	22,934	-
Loss before taxes	(9,099)	(33,233)
Provision for (benefit from) income taxes	4,272	(294)
Net loss	(13,371)	(32,939)
Less: net loss attributable to noncontrolling interest	(251)	(939)
Net loss attributable to the Company	$(13,120)	$(32,000)
Net loss per share attributable to the Company - basic and diluted	$(0.29)	$(0.76)
Weighted-average number of shares used in net loss per share calculations - basic and diluted	44,521	42,224

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$95,216	$142,085
Accounts receivable, net	63,650	55,984
Unbilled contracts receivable, net	70,363	64,114
Prepaid expenses and other current assets	42,889	38,874
Assets held for sale	-	15,860
Total current assets	272,118	316,917
Note receivable, noncurrent	27,676	-
Deferred consideration from divestiture	6,016	-
Unbilled contracts receivable, noncurrent	16,117	18,231
Property and equipment, net	41,712	41,569
Operating lease right-of-use assets	36,360	39,900
Intangible assets, net	195,894	206,895
Deferred tax assets	4,893	5,093
Other noncurrent assets	29,604	32,781
Assets held for sale, noncurrent	-	12,249
Total assets	$630,390	$673,635
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,706	$20,849
Accrued liabilities	83,502	109,961
Deferred revenue	26,327	28,111
Liabilities held for sale	-	6,191
Total current liabilities	129,535	165,112
Long-term debt	50,000	50,000
Deferred revenue, noncurrent	22,704	19,425
Operating lease liabilities, noncurrent	26,795	30,598
Deferred tax liabilities	7,006	6,983
Other noncurrent liabilities	12,593	4,577
Liabilities held for sale, noncurrent	-	9,805
Total liabilities	248,633	286,500
Equity:
Common stock	45	44
Additional paid-in capital	1,221,709	1,212,501
Accumulated other comprehensive loss	(4,040)	(2,865)
Accumulated deficit	(818,568)	(805,448)
Total Company stockholders’ equity	399,146	404,232
Noncontrolling interest	(17,389)	(17,097)
Total equity	381,757	387,135
Total liabilities and equity	$630,390	$673,635

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024		2023
Cash flows from operating activities:
Net loss	$(13,371)		$(32,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain from divestiture	(22,934)		-
Depreciation of property and equipment	3,584		4,093
Amortization of intangible assets	11,039		14,827
Stock-based compensation expense	14,757		15,968
Impairment of long-lived assets	-		1,096
Deferred income taxes	223		(200)
Other	313		1,000
Changes in operating assets and liabilities:
Accounts receivable	(10,521)		(6,019)
Unbilled contracts receivable	(4,324)		(9,124)
Prepaid expenses and other assets	(2,788)		(5,709)
Accounts payable	(821)		(1,108)
Accrued and other liabilities	(26,427)		(23,855)
Deferred revenue	1,483		(1,133)
Net cash used in operating activities	(49,787)		(43,103)
Cash flows from investing activities:
Purchases of property and equipment	(1,845)		(1,967)
Capitalized internal-use software	(2,603)		(1,894)
Purchases of intangible assets	(39)		(68)
Net cash used in divestiture	(227)		-
Net cash used in investing activities	(4,714)		(3,929)
Cash flows from financing activities:
Withholding taxes related to net share settlement of equity awards	(4,671)		(2,917)
Net cash used in financing activities	(4,671)		(2,917)
Effect of exchange rate changes on cash and cash equivalents	(46)		518
Net decrease in cash and cash equivalents	(59,218)		(49,431)
Cash and cash equivalents at beginning of period	154,434	(1)	160,127
Cash and cash equivalents at end of period	$95,216		$110,696
(1) Including $12,349 classified as held for sale at December 31, 2023

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net (loss) income attributable to the Company:
	Three Months Ended March 31,
	2024	2023

GAAP net loss attributable to the Company	$(13,120)	$(32,000)

Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	14,757	15,968
Amortization of intangible assets	11,039	14,827
Impairment of long-lived assets	-	1,096
Gain on divestiture	(22,934)	-
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs(2)	3,162	1,284
Severance and retention(3)	2,904	1,356
Non-GAAP tax adjustment(4)	2,148	(792)
Non-GAAP net (loss) income attributable to the Company	$(2,044)	$1,739

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$744	$792
Research and development	$4,333	$5,551
Selling, general and administrative	$9,680	$9,625
(2) Transaction, separation, integration and restructuring related costs included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$(1)	$-
Research and development	$(3)	$-
Selling, general and administrative	$2,760	$1,284
Interest and other income, net	$406	$-
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$485	$37
Research and development	$2,244	$773
Selling, general and administrative	$175	$546
(4) The provision for (benefit from) income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Net (loss) income per share attributable to the Company:
	Three Months Ended March 31,
	2024	2023

GAAP net loss per share attributable to the Company	$(0.29)	$(0.76)

Adjustments to GAAP loss per share attributable to the Company:
Stock-based compensation	0.33	0.38
Amortization of intangible assets	0.25	0.35
Gain on divestiture	(0.52)	-
Impairment of long-lived assets	-	0.03
Transaction, separation, integration and restructuring related costs	0.13	0.06
Non-GAAP tax adjustment	0.05	(0.02)
Non-GAAP net (loss) income per share attributable to the Company	$(0.05)	$0.04

GAAP weighted average number of shares - diluted	44,521	42,224
Non-GAAP weighted average number of shares - diluted	44,521	47,411

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP operating loss	$(32,327)	$(33,601)
Adjustments to GAAP operating loss:
Stock-based compensation	14,757	15,968
Amortization of intangible assets	11,039	14,827
Impairment of long-lived assets	-	1,096
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	2,756	1,284
Severance and retention	2,904	1,356
Non-GAAP operating (loss) income	$(871)	$930

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP net loss	$(13,371)	$(32,939)
Adjustments to GAAP net loss:
Interest expense	851	772
Provision for (benefit from) income taxes	4,272	(294)
Stock-based compensation	14,757	15,968
Depreciation expense	3,584	4,093
Amortization of intangible assets	11,039	14,827
Amortization of capitalized cloud computing costs	1,141	615
Impairment of long-lived assets	-	1,096
Gain on divestiture	(22,934)	-
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	3,162	1,284
Severance and retention	2,904	1,356
Non-GAAP adjusted EBITDA	$5,405	$6,778